OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753 7200


                                                     July 16, 1996









Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:  Evans Systems, Inc. - Registration
                       Statement on Form S-3 filed July 16, 1996
                       -----------------------------------------

Dear Sir or Madam:

                  We are counsel to Evans Systems, Inc. (the "Registrant"). We furnish this opinion in connection with the above-referenced Registration Statement relating to an aggregate of 412,500 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of the Registrant. The Shares will be issued by the Registrant upon the exercise of outstanding warrants by the Selling Shareholders named in the Registration Statement.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Registrant, minutes of meetings of the Board of Directors and stockholders of the Registrant and such other documents, instruments and certificates of officers and representatives of the Registrant and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to
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OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP


July 16, 1996
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original  documents  of documents  submitted  to us as certified or  photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable, subject, however, to receipt by the Registrant of the exercise price for the warrants.

                  We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption "Legal Matters".

                                   Very truly yours,


                                   OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
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                                   OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP